Exhibit 2.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of April 16, 2024 (the “Effective Date”), is entered into by and among Tiger Aesthetics Medical, LLC, a Delaware limited liability company (the “Buyer”), on the one hand, and Sientra, Inc., a Delaware corporation (“Sientra”), Mist Holdings, Inc., a Delaware corporation, Mist, Inc., a Delaware corporation and Mist International, Inc., a Delaware corporation (collectively, the “Sellers” and, together with Buyer, the “Parties”), each of the Sellers being a Debtor and Debtor in Possession under Case No. 24-10245 (JTD)(Jointly Administered) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

RECITALS

A.
Reference is hereby made to that certain Asset Purchase Agreement, dated as of April 4, 2024, by and among the Parties (the “Purchase Agreement”).
B.
The Parties desire to modify and amend the Purchase Agreement in certain respects pursuant to Section 10.4 of the Purchase Agreement, as more fully set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Definitions and Interpretation. All capitalized terms used and not defined in this Amendment shall have the meanings assigned to such terms in the Purchase Agreement.

2.
Extension of the Outside Date. The Parties hereby agree to extend the Outside Date to April 22, 2024, provided, however, if the Transition Services Agreement has not been fully approved by the Bankruptcy Court on or before April 22, 2024, the Outside Date shall be automatically extended to April 24, 2024.

3.
Effective Date and Effect. This Amendment shall be effective as of the Effective Date. Except as specifically set forth in this Amendment, all terms of the Purchase Agreement shall remain in full force and effect.

4.
Miscellaneous.

(a)
Entire Agreement: The Purchase Agreement, as amended by this Amendment, that certain Confidentiality Agreement dated as of February 12, 2024, between Sientra, Inc. and Tiger BioSciences, LLC, the Approval Order, and the documents to be executed pursuant to the Purchase Agreement contain the entire agreement between the Parties relating to the sale of the Sale Property. Any oral representations or modifications concerning the Purchase

Agreement or any such other document shall be of no force and effect excepting a subsequent modification in writing, signed by the Party to be charged.

(b)
Conflicts. In the event of any conflict between this Amendment and the Purchase Agreement, the provisions of this Amendment shall prevail.
(c)
Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of Law principles and the applicable provisions of the Bankruptcy Code.

(d)
Construction. In the interpretation and construction of this Amendment, the Parties acknowledge that the terms hereof reflect extensive negotiations between the Parties and that this Amendment shall not be deemed, for the purpose of construction and interpretation, drafted by either Party hereto.

(e)
Counterparts. This Amendment may be signed in counterparts. The Parties further agree that this Amendment may be executed by the exchange of signature pages by electronic mail and signatures delivered in such manner shall be deemed binding for all purposes hereof on the Party delivering the same as though such signature pages were originals.

[Signatures on Following Pages]

IN WITNESS WHEREOF, Buyer and Sellers have executed this Amendmentas of the day and year first written above.

BUYER:

TIGER AESTHETICS MEDICAL, LLC, a

Delaware limited liability company

By:___________________________________

Name: Oliver Burckhardt

Its: Co-Chief Executive Officer

By:___________________________________

Name: Scott Madden

Its: Co-Chief Executive Officer

SELLERS:

SIENTRA, Inc., a Delaware corporation

By:____________________________________

Name: _________________________________

Its: ___________________________________

MIST HOLDINGS, INC., a Delaware corporation

By:____________________________________

Name: _________________________________

Its: ___________________________________

MIST INC., a Delaware corporation

By:____________________________________

Name: _________________________________

Its: ___________________________________

MIST INTERNATIONAL, INC., a Delaware corporation

By:____________________________________

Name: _________________________________

Its: ___________________________________

[Signature Page to First Amendment to Asset Purchase Agreement]